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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Kevco, Inc. of our report dated February 18, 1997 relating to the consolidated financial statements of Shelter Components Corporation as of December 31, 1996 and 1995 and for the two years then ended, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Indianapolis, Indiana
December 29, 1997